Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

            This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of March 21, 2001 by and between Illinois Superconductor Corporation, a Delaware corporation (the “Company”), and Paul Revere Capital Partners, Ltd., a British Virgin Islands corporation (the “Purchaser”).

            WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Purchaser from time to time as provided herein, and Purchaser shall purchase, up to $20,000,000 of Common Stock and the Warrant; and

            NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF COMMON STOCK

            Section 1.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company shall sell and issue to the Purchaser and the Purchaser shall be obligated to purchase from the Company, up to an aggregate of, $20,000,000 of the Common Stock and the Warrant, subject to the terms and conditions herein.

            Section 1.2. Purchase Price and Initial Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The delivery of executed documents under this Agreement and the other agreements referred to herein and the payment of the fees set forth in Article I of the Escrow Agreement, attached as Exhibit B hereto, (the “Initial Closing”) shall take place at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177 (i) within five (5) days from the date hereof, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the “Initial Closing Date”). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Initial Closing.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

            Section 2.1. Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser, except as disclosed in SEC Documents:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company does not own more than fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

(b) Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Draw Down Shares pursuant to their respective terms, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, other than approval of each Draw Down by the Board of Directors or a pricing committee thereof, and (iii) the Transaction Documents have been duly executed and delivered by the Company and at the Initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Draw Down Shares.

(c) Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock of which 107,719,307 shares are issued and outstanding and 300,000 shares of preferred stock, none of which are issued and outstanding. All of the outstanding shares of the Company’s Common Stock have been duly and validly authorized and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement or on Schedule 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on Schedule 2.1(c), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the date hereof complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company’s financial condition or operating results. The Company has made available to the Purchaser true and correct copies of the Company’s articles or certificate of incorporation as in effect on the date hereof (the “Charter”), and the Company’s bylaws as in effect on the date hereof (the “Bylaws”). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market.

(d) [INTENTIONALLY DELETED]

(e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not, (i) violate any provision of the Company’s Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal law, rule or regulation of the United States, or any law, rule or regulation of a state or locality thereof to obtain any consent, authorization or order of, or make any filing or registration with, any court or United States governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC, the Principal Market or U.S. state securities administrators subsequent to the date hereof); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

(f) SEC Documents, Financial Statements.

(i) The Company meets the requirements for use of Form S-3 under the Securities Act in connection with the offering pursuant to the Registration Statement. The Registration Statement has remained in effect since it was originally declared effective by the SEC on January 26, 2001. The Registration Statement covers, among other securities, the registration under the Securities Act of the offering and sale of the Shares to the Purchaser and will be amended to cover the Plan of Distribution of the Purchaser, and upon such amendment, the Registration Statement and the sale of the Shares hereunder will meet the requirements set forth in Rules 415(a)(1)(x) and (a)(4).

(ii) The Company has not distributed and, prior to each Settlement Date, shall not have distributed, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

(iii) The Common Stock of the Company is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act at least since December 31, 1998. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared by management in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Ernst & Young LLP has audited the annual financial statements and reviewed the quarterly financial statements for all periods up to and including September 30, 2000, and are independent public accountants as required by Regulation S-X of the Securities Act. Grant Thornton LLP was engaged by the Company on December 7, 2000 to audit the annual financial statements for the year ended December 31, 2000 and review the quarterly financial statements for periods thereafter, and are independent public accountants as required by Regulation S-X of the Securities Act.

(g) Subsidiaries. The SEC Documents or Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of the Company’s ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

(h) No Material Adverse Effect. Since the date of the financial statement contained in the Company’s most recently filed Form 10-Q or Form 10-K, whichever is most current, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed on Schedule 2.1(h) hereto.

(i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j) No Undisclosed Events or Circumstances. Since the date of the financial statement contained in the Company’s most recently filed Form 10-Q or Form 10-K, whichever is most current, except as disclosed in Schedule 2.1(j), no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

(k) Indebtedness. The SEC Documents or Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (A) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) the present value of any lease payments in excess of $500,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(1) hereto or such that do not cause a Material Adverse Effect. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

(m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

(n) Necessary Authorizations. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them under applicable law, including but not limited to, any environmental laws, unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. The Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. Except as set forth on Schedule 3(o) hereto, there are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company’s Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to § 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to § 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of § 897(c)(2) of the Internal Revenue Code during a period of five (5) years from the date hereof.

The Company has not made an election under § 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. § 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement with any person other than a subsidiary of the Company. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under § 280G of the Internal Revenue Code.

For purposes of this Section 2.1(o):

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the United States Internal Revenue Service.

“Tax” or “Taxes” means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

“Tax Return” means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

(p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

(q) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Operation of Business. Except as set forth on Schedule 2.1(r) hereto, the Company and each of the subsidiaries has sufficient right, title or interest in the patents, trademarks, service marks, trade names, copyrights, licenses and authorizations (collectively, “Intellectual Property”) necessary for the conduct of its business as now conducted. To the best of the Company’s knowledge, the conduct of the business of the Company and each of the subsidiaries as presently conducted does not violate, conflict with or infringe the Intellectual Property rights of any third party.

(s) Insurance. Except as disclosed on Schedule 2.1(s) hereto, the Company carries or will have the benefit of insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaging in similar businesses and similar industries.

(t) Books and Records. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.

(u) Material Agreements. Except as set forth on Schedule 2.1(u) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 or other applicable form (collectively, “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act. Except as set forth on Schedule 2.1(u), the Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company’s Common Stock.

(v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (A) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (B) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning 5% or more of the capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(w) Accuracy of Registration Statement. The Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with the information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement.

(x) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(x) hereto. Except as set forth on Schedule 2.1(x) hereto, neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of the financial statement in the Company’s most recently filed Form 10-K, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(y) Absence of Certain Developments. Except as provided in SEC Documents or on Schedule 2.1(y) hereto, since the date of the financial statement contained in the Company’s most recently filed Form 10-Q or Form 10-K, whichever is most current, neither the Company nor any subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except in each case, to customers in the ordinary course of business or to the Purchaser or its representatives;

(vii) suffered any material losses (except for anticipated losses consistent with prior quarters) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $500,000;

(x) entered into any other material transaction, whether or not in the ordinary course of business;

(xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries.

(z) Governmental Approvals. Except as set forth in the SEC Documents or on Schedule 2.1(z) hereto, and except for the filing of any notice prior or subsequent to any Settlement Date that may be required under applicable federal or state securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or post-effective amendment or prospectus supplement pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

            Section 2.2. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

(a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

(b) Authorization and Power. The Purchaser has the requisite corporate power and corporate authority to enter into and perform the Transaction Documents and to purchase the Shares being, and to be sold to it hereunder. The execution, delivery and performance of the Transaction Documents by Purchaser and the

consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Purchaser’s charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

(d) Information. The Purchaser and its advisors, if any, have access to the SEC Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

ARTICLE 3

COVENANTS

            The Company covenants with the Purchaser, which covenants are for the benefit of the Purchaser, that during the term of this Agreement:

            Section 3.1. The Shares. As of the date of each Draw Down, the Company will have authorized and reserved, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with such Draw Down. The Shares to be issued under this Agreement, when paid for and issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock. Anything in this Agreement to the contrary notwithstanding, the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

            Section 3.2. Securities Compliance. If applicable, the Company shall notify the Principal Market, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser or subsequent holders.

            Section 3.3. Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, until 30 days after the final Settlement Date for the Shares. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide the Purchaser with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company’s receipt thereof, until the Purchaser has disposed of all of the Shares. The Company will arrange, if necessary, for the qualification of the Common Stock for sale under the laws of such jurisdictions as the Purchaser may designate, will maintain such qualifications in effect so long as required for the distribution of the Common Stock and will pay any fees required by NASD Regulation, Inc., if any, in connection with its review of the offering, provided that, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to (a) service of process in suits, in any jurisdiction where it is not now so subject or (b) subject it to taxation in any such jurisdiction.

            Section 3.4. Escrow Arrangement. The Company and the Purchaser shall enter into an escrow arrangement with Epstein Becker & Green, P.C. (the “Escrow Agent”) in the form of Exhibit A hereto respecting delivery of the documents set forth therein to be delivered at the Initial Closing or at each Settlement and payment against delivery of the Shares.

            Section 3.5. Registration Statement. The Company shall cause the Registration Statement to remain effective from the date hereof until 30 calendar days after the final Settlement Date and, as of each date a Draw Down Notice is deemed delivered, shall have and shall reserve a dollar amount of shares of Common Stock and Warrants equal to or in excess of the number of Shares issuable pursuant to such Draw Down Notice or Warrants based on the Threshold Price, or, if the Company has not specified a Threshold Price in such notice, 50% of the VWAP on the Trading Day prior to such notice date. Prior to the termination of this Agreement, the Company will not file any amendment to the Registration Statement unless the Company has furnished the Purchaser a copy for its review prior to filing and will not file any such proposed amendment or supplement to which Purchaser reasonably objects. The Company will cause the Registration Statement, properly completed, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and in accordance with Rules 415, 424(b) and 430A and will provide evidence satisfactory to Purchaser of such timely filing. On the Trading Day immediately prior to the commencement of each Settlement Period, the Company shall provide the Purchaser with copies of the Pricing Supplement relating to such Settlement Period. Such Pricing Supplement shall contain information permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A, together with all other such required information, including, without limitation, Purchaser’s plan of distribution of the Shares, and, except to the extent the Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Purchaser on or prior to the commencement of the Settlement Period. Notwithstanding anything herein to the contrary, if during any Draw Down Pricing Period the Company reasonably believes an event may occur which would require the suspension of the Registration Statement or sales of the Shares thereunder, the Company shall immediately notify the Purchaser of its good faith belief that such a suspension shall occur and such Draw Down Pricing Period shall terminate and the parties shall settle as to any Trading Days on which shares were purchased during such shortened Draw Down Pricing Period prior to such suspension within three (3) Trading Days of such notice.

            Section 3.6. Accuracy of Registration Statement. On each Settlement Date, the Registration Statement and the Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact to be required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; and on such Settlement Date or date of filing of the Pricing Supplement, the Registration Statement and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement and the Prospectus in reliance upon and in conformity with the information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement and the Prospectus.

            Section 3.7. Other Agreements. The Company shall not enter into any agreement the terms of which such agreement would restrict or impair the ability of the Company to perform its obligations under this Agreement.

            Section 3.8. Notice of Certain Events Affecting Registration. The Company will immediately notify the Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or related Prospectus in respect of the Shares: (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Purchaser any such supplement or amendment to the related Prospectus.

            Section 3.9. Compliance with Law. Neither the Company nor any of its affiliates (as that term is defined in Rule 405 under the Securities Act) has taken, nor will any of them take, directly or indirectly, any action designed to cause or that would result in, or which constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

            Section 3.10. Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries as described in the Prospectus.

            Section 3.11. Limitation on Future Financing. During the term of this Agreement, the Company agrees that is shall not enter into any other stand-by equity based credit facility.

            The Purchaser covenants with the Company as follows:

            Section 3.12. Compliance With Law. The Purchaser’s trading and distribution activities with respect to the Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market. Neither the Purchaser nor any of its affiliates (as that term is defined in Rule 405) has taken, nor will any of them take, directly or indirectly, any action designed to cause or that would result in, or which constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

            Section 3.13. No Short Sales. The Purchaser and its affiliates shall not engage in short sales of the Company’s Common Stock (as defined in applicable SEC and the Principal Market rules) during the term of this Agreement and shall not otherwise hedge its position through the use of option, swaps or other derivative to create a net short position of the Company’s Common Stock.

            Section 3.14. Selling Restriction. The Purchaser has the right to sell shares of the Company’s Common Stock during the term of this Agreement. The Purchaser covenants that prior to and during the term of this Agreement, neither the Purchaser nor any of its affiliates nor any entity managed by the Purchaser will ever sell shares of Common Stock of the Company other than what the Purchaser has accumulated to purchase under the terms of this Agreement or in accounts directly or indirectly managed by the Purchaser or any affiliate of the Purchaser or any entity managed by the Purchaser.

ARTICLE 4

CONDITIONS TO THE INITIAL CLOSING AND SETTLEMENT

            Section 4.1. Conditions Precedent to the Obligation of the Company to Proceed with the Initial Closing and to Sell the Shares. The obligation hereunder of the Company to proceed with the Initial Closing and to issue and sell the Shares to the Purchaser from time to time is subject to the satisfaction or waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made, as of the Initial Closing, as though made at that time (except for representations and warranties that speak as of a particular date), and as of the Settlement Date as though made at that time, except for representations and warranties that speak as of a particular date.

(b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser as of the Initial Closing and at or prior to the Settlement Date.

(c) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Purchaser or the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) Amendment of Registration Statement. The Registration Statement shall be been amended to describe the Purchaser’s Plan of Distribution, and such amendment shall have been declared effective by the SEC.

            Section 4.2. Conditions Precedent to the Obligation of the Purchaser to Proceed with the Initial Closing and to Purchase the Shares. The obligation hereunder of the Purchaser to perform its obligations under this Agreement, to proceed with the Initial Closing and to purchase the Shares is subject to the satisfaction or waiver of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made as of the Initial Closing, as though made at that time (except for representations and warranties that speak as of a particular date), and as of the Settlement Date as though made at that time (except for representations and warranties that speak as of a particular date).

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company as of the Initial Closing and at or prior to the Settlement Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Purchaser or the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Opinion of Counsel. At or prior to (i) the first Settlement Date, and (ii) any subsequent Settlement Date (if reasonably requested by the Purchaser due to a specific subsequent event identified to the Company by the Purchaser), the Purchaser shall have received the opinion of counsel to the Company in form and substance acceptable to Ladenburg Thalmann & Co. Inc., which shall also be addressed to the Purchaser, dated the date of the Initial Closing or the Settlement.

(f) Effective Registration Statement. The Registration Statement, as amended to provide the Plan of Distribution of the Purchaser, registering the Shares and Warrants shall be effective.

(g) No Suspension. Trading in the Company’s Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the next Settlement Date), and, at any time subsequent to the execution of this Agreement and prior to the commencement of any Settlement Period, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the Principal Market unless the general suspension or limitation shall have been terminated prior to the Initial Closing or commencement of the Settlement Period.

(h) Material Adverse Effect. No Material Adverse shall have occurred, unless such Material Adverse Effect is publicly disclosed at least ten (10) Trading Days prior to the Initial Closing or Trading Day the Draw Down Notice is deemed delivered as applicable and the average VWAP or trading volume of the Common Stock on the Principal Market since such disclosure has not decreased by more than 20%.

(i) Comfort Letter of Accountants. The Purchaser shall have received from the Company’s auditors, a copy of the letter, addressed to Ladenburg Thalmann & Co. Inc. and the Board of Directors of the Company (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of the first Settlement (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the first Settlement Date), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) Officers’ Certificate. The Company shall furnish to the Purchaser as of the date hereof, at the Initial closing and shall have furnished to Purchaser on the date the Draw Down Notice is delivered, a certificate, dated such date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer or Treasurer (the “Officers’ Certificate”) stating that:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made at and of such date; provided, however, that in all cases any qualifications as to materiality shall be considered in the aggregate; the Company has in all material respects complied with all its agreements contained herein; and the Company will in all respects satisfy the conditions to the Initial Closing or Settlement on its part to be complied with or satisfied at such date; and

(ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion as of such date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which was not included in such a supplement or amendment.

(k) Warrants. On each Settlement Date, the Company shall issue to the Purchaser a registered warrant to purchase up to a number of shares of Common Stock equal to the 0.5% of the number of Draw Down Shares purchased on such Settlement Date. The Warrant shall be in the form of the warrant issued Ladenburg Thalmann & Co. Inc. pursuant to that certain letter agreement, dated December 12, 2000, between the Company and Ladenburg Thalmann & Co. Inc. and on the Settlement Date.

ARTICLE 5

DRAW DOWN TERMS

            Section 5.1. Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

(a) The Company, may, in its sole discretion, issue and exercise up to eighteen (18) draw downs (a “Draw Down”) during the Commitment Period, which Draw Downs the Purchaser shall be obligated to accept.

(b) Only one Draw Down shall be allowed in each Draw Down Pricing Period. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined as set forth in Section 5.1(e) herein and settled on:

(i) as to the 1st through the 11th Trading Days after a Draw Down Pricing Period commences, on or before the 13th Trading Day after a Draw Down Pricing Period commences; and

(ii) as to the 12th through the 22nd Trading Days after a Draw Down Pricing Period commences, on or before the 24th Trading Day after a Draw Down Pricing Period (such settlement periods and such settlement dates in subsection (i) and this subsection (ii) each referred to as a “Settlement Period” and a “Settlement Date”, respectively).

(c) In connection with each Draw Down Pricing Period, the Company may set the Threshold Price in the Draw Down Notice.

(d) The minimum Investment Amount for any Draw Down shall be $100,000 and the maximum Investment Amount as to each Draw Down shall be the lesser of (i) $4,000,000, and (ii) 20% of the average of the VWAPs for the Common

Stock for the twenty-two (22) Trading Day period immediately prior to the applicable Commencement Date (defined below) multiplied by the total trading volume in respect of the Common Stock for such period.

(e) The number of Shares of Common Stock to be issued on each Settlement Date shall be a number of shares equal to the sum of the quotients (for each trading day within the Settlement Period) of (x) 1/22nd of the Investment Amount, and (y) the Purchase Price on each Trading Day within the Settlement Period, subject to the following adjustments:

(i) if the VWAP on a given Trading Day is less than the Threshold Price, then the Investment Amount will be reduced by 1/22nd and that day shall be withdrawn from the Settlement Period; and

(ii) if trading of the Common Stock on the Principal Market is suspended for more than three (3) hours, in the aggregate, on any Trading Day during the Settlement Period or if the Trading Day is shortened because of a public holiday or the Registration Statement or trading thereunder is suspended for more than three (3) hours in the aggregate in accordance with Section 3.5, the Investment Amount shall be reduced by 1/22nd and that day shall be withdrawn from the applicable Settlement Period.

(f) The Company must inform the Purchaser by delivering a draw down notice, in the form of Exhibit B hereto (the “Draw Down Notice”), via facsimile transmission in accordance with Section 8.4 as to the amount of the Draw Down (the “Investment Amount”) the Company wishes to exercise, before the first day of the Draw Down Pricing Period (the “Commencement Date”). If the Commencement Date is to be the date of the Draw Down Notice, the Draw Down Notice must be delivered to and receipt confirmed by the Purchaser at least one hour before trading commences on such date. At no time shall the Purchaser be required to purchase more than the maximum Investment Amount for a given Draw Down Pricing Period so that if the Company chooses not to exercise the maximum Investment Amount in a given Draw Down Pricing Period the Purchaser is not obligated to and shall not purchase more than the scheduled maximum Investment Amount in a subsequent Draw Down Pricing Period.

(g) On each Settlement Date, the Shares purchased by the Purchaser shall be delivered to The Depository Trust Company (“DTC”) on the Purchaser’s behalf. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designees via DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system by 1:00 p.m. ET, the Purchaser shall wire transfer immediately available funds to the Company’s designated account on such day, less any fees as set forth in the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designees DTC account via DWAC after 1:00 p.m. ET, the Purchaser shall wire transfer next day available funds to the Company’s designated account on such day, less any fees as set forth in the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. In the event that either party elects to use the Escrow Agent, the Shares shall be credited by the Company to the DTC account designated by the Purchaser via DWAC upon receipt by the Escrow Agent of payment for the Draw Down Shares into the Escrow Agent’s master escrow account, all as further set forth in the Escrow Agreement. The Escrow Agent shall be directed to pay the purchase price to the Company, net of one thousand dollars ($1,000) per Settlement as escrow expenses to the Escrow Agent and any additional fees as set forth in the Escrow Agreement. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Company and the Purchaser hereunder.

ARTICLE 6

TERMINATION

            Section 6.1. Term. The term of this Agreement shall be the earlier of (i) 24 months from the date hereof or as otherwise set forth in Section 6.2, and (ii) the date that an aggregate of the shares of Common Stock valued, as of the respective Closing Dates, at $20,000,000 which were registered under the Registration Statement have been issued and sold to the Purchaser hereunder.

            Section 6.2. Other Termination.

(a) This Agreement shall terminate upon one (1) Trading Day’s notice if (i) an event resulting in a Material Adverse Effect has occurred and the average VWAP or trading volume of the Common Stock decreases by more than 50% during the 30 calendar days after such Material Adverse Effect is disclosed, (ii) the Common Stock is de-listed from the OTC Bulletin Board, unless such de-listing is in connection with the Company’s subsequent listing of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, or (iii) the Company files for protection from creditors under any applicable law.

(b) The Company may terminate this Agreement (i) upon one (1) Trading Day’s notice if the Purchaser shall fail to fund more than one properly noticed Draw Down within five (5) Trading Days of the end of the applicable Settlement Period.

            Section 6.3. Effect of Termination. Section 6.4. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 or 6.2 herein, this Agreement shall become void and of no further force and effect upon the conclusion of the current Draw Down Pricing Period, except for Sections 8.1, 8.2 and 8.9, and Article 7 herein. Nothing in this Section 6.3 shall be deemed to release the Company and the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE 7

INDEMNIFICATION

            General Indemnity.

(a) The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, fund managers, affiliates, agents, successors and assigns and each person, if any, who controls the purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein or based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement, the Prospectus or supplements thereto, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or supplements thereto, or any document incorporated by reference therein, any material fact required to be stated herein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to the Purchaser for any losses, liabilities, deficiencies, costs, damages and expenses to the extent that it arises out of or is based upon information provided by the Purchaser for use in connection with the Registration Statement.

(b) The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser or based upon any untrue statement or alleged untrue statement of a material fact provided by the Purchaser for inclusion in the Registration Statement or the Prospectus. Notwithstanding anything to the contrary herein, the Purchaser shall be liable under this Section 7.1(b) for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Shares pursuant to the Registration Statement.

            Section 7.2. Indemnification Procedure. Any party entitled to indemnification under this Article 7 (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 7 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs (including reasonable attorneys’ fees, charges and disbursements) and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article 7 to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Article 7 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party so long as the Indemnified Party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or simi lar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities to which the indemnifying party may be subject.

ARTICLE 8

MISCELLANEOUS

            Section 8.1. Fees and Expenses. The Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Common Stock and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the

Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement and any post-effective amendments thereof (including, in each case, exhibits and filings incorporated by reference), the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iv) at the Initial Closing, a non-accountable expense allowance of $25,000 for the Purchaser’s legal and administrative costs and expenses and any other additional fees as set forth in the Escrow Agreement; (v) any filing fees incident to securing any required review by NASD Regulation, Inc. of the terms of sale of the Common Stock; (vi) any applicable listing or other fees; (vii) the fees and expenses of qualifying the Common Stock under the securities laws of the several jurisdictions and of preparing, printing and distributing a blue sky memorandum; and (viii) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement. Except as provided in this Section 8.1, the Purchaser shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Common Stock which they may sell and the expenses of advertising any offering of the Common Stock made by the Purchaser.

            Section 8.2. Specific Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

            Section 8.3. Entire Agreement; Amendment. The Transaction Documents contain the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

            Section 8.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	451 Kingston Court Mount Prospect, Illinios 60036 Attn: Charles F. Willes Tel: (847) 391-9400 Fax: (847) 391-5015

With copies to: notice):	Pepper Hamilton LLP Suite 400 1235 Westlakes Drive Berwyn, PA 19312-2401 Telephone: (610) 640-7800 Facsimile: (610) 640-7835 Attn: Michael P. Gallagher

If to Purchaser:	c/o Beacon Capital Management Harbour House, 2nd Floor Waterfront Drive Attn: David Sims Fax: (284) 494-4090

with copies to: (which shall not constitute notice)	Epstein Becker & Green P.C. 250 Park Avenue New York, NY 10177-1211 Tel: (212) 351-3771 Fax: (212) 661-0989 Attn: Robert F. Charron

            Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

            Section 8.5. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Section 8.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

            Section 8.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment.

            Section 8.8. No Third Party Beneficiaries.This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            Section 8.9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and the Purchaser agree to submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement.

            Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

            Section 8.11. Publicity. Neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement unless in strict compliance with Rule 134 of the Securities Act, or as otherwise required by the Securities Act or Exchange Act.

            Section 8.12. Severability. The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

            Section 8.13. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. Section 8.14. Effectiveness of Agreement. This Agreement shall become effective only upon satisfaction of the conditions precedent to the Initial Closing set forth in Article I of the Escrow Agreement.

ARTICLE 9

DEFINITIONS

            Section 9.1. Certain Definitions.

(a) “Commitment Amount” shall have the meaning assigned to such term in Section 1.1 hereof.

(b) “Commitment Period” shall mean the period of 24 consecutive months commencing immediately after the date hereof.

(c) “Common Stock” shall mean the Company’s common stock, $0.001 par value per share.

(d) “Draw Down” shall have the meaning assigned to such term in Section 5.1(a) hereof.

(e) “Draw Down Notice” shall have the meaning assigned to such term in Section 5.1(f) hereof.

(f) “Draw Down Pricing Period” shall mean a period of twenty-two (22) consecutive Trading Days beginning on the date specified in the Draw Down Notice or such other period mutually agreed to at the time of such Draw Down Notice by the Purchaser; provided, however, the Draw Down Pricing Period shall not begin before the day on which receipt of such notice is confirmed by the Purchaser unless otherwise agreed to at the time of such Draw Down Notice by the Purchaser.

(g) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(h) “GAAP” shall mean the United States Generally Accepted Accounting Principles as those conventions, rules and procedures are determined by the Financial Accounting Standards Board and its predecessor agencies.

(i) “Initial Closing” shall have the meaning assigned to such term in Section 1.2 hereof.

(j) “Investment Amount” shall have the meaning assigned to such term in Section 5.1(f) hereof.

(k) “Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or to perform any of its obligations under any other material agreement.

(l) “Pricing Supplement” shall mean the supplement to the Registration Statement which sets forth, with respect to a Settlement, the number of Shares purchased, the anticipated Settlement Date, and any other information mutually agreed to be included by the Company and the Purchaser.

(m) “Principal Market” shall mean initially the OTC Bulletin Board and thereafter shall include the American Stock Exchange, Nasdaq National Market,

Nasdaq SmallCap Market or the New York Stock Exchange if the Company becomes listed and trades on such market or exchange after the date hereof.

(n) “Prospectus” shall mean the base prospectus contained in the Registration Statement and each prospectus supplement (including any Pricing Supplement) relating to the Common Stock to be purchased pursuant to this Agreement filed pursuant to Rule 424(b).

(o) “Purchase Price” shall mean, with respect to Draw Down Shares purchased during each applicable Settlement Period, 94% of the VWAP on the date in question (the “Purchase Price Discount”).

(p) “Registration Statement” shall mean the registration statement under the Securities Act, filed with the Securities and Exchange Commission, File No. 333-53646 registering for sale pursuant to Rule 415 certain securities of the Company, including the filings with the Commission pursuant to the Exchange Act incorporated therein, as amended to provide the plan of distribution of the Purchaser as of each Settlement Date and shall include the Prospectus and any subsequent amendments or supplements thereto.

(q) “SEC Documents” shall mean the Registration Statement, the documents incorporated by reference therein and all of the documents filed or furnished by the Company to the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act. Such documents shall include, but not be limited to, proxy statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including all exhibits thereto.

(r) “Securities Act” shall mean the Securities Act of 1933, as amended.

(s) “Settlement” shall mean the delivery of the Draw Down Shares into the Purchaser’s DTC account in exchange for payment therefor.

(t) “Settlement Date” shall have the meaning assigned to such term in Section 5.1(b).

(u) “Settlement Period” shall have the meaning assigned to such term in Section 5.1(b).

(v) “Shares” shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder (also referred to herein as the “Draw Down Shares”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

(w) “Threshold Price” shall mean the price per Share designated by the Company as the lowest VWAP during any Draw Down Pricing Period at which the

Company will sell its Common Stock in accordance with this Agreement (not taking into account the Purchase Price Discount on such Trading Day).

(x) “Trading Day” shall mean any day on which the Principal Market is open for business.

(y) “Transaction Documents” shall mean this Agreement and the Escrow Agreement.

(z) “VWAP” shall mean the daily volume weighted average price of the Company’s Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time) using the VAP function on the date in question.

                              (aa) “Warrants” shall mean the warrants issued to the Purchaser pursuant to Section 4.2(k).

                              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of this 21st day of March, 2001.

ILLINOIS SUPERCONDUCTOR CORPORATION

By: /s/ Charles F. Willes Charles F. Willes, Chief Financial Officer

PAUL REVERE CAPITAL PARTNERS, LTD

By: /s/ David Sims David Sims, Authorized Signatory